                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     ICN Pharmaceuticals, Inc. is incorporated in the State of Delaware. The following table shows the Company's subsidiaries as of December 31, 2002, the percentage of their voting securities (including directors' qualifying shares) then owned, directly or indirectly by the Company, and the jurisdiction under which each subsidiary is incorporated. These subsidiaries are included in the Company's Consolidated Financial Statements.

                                                                            PERCENTAGE
                                                                            OF VOTING
                                                   JURISDICTION          SECURITIES OWNED
                                                        OF                  BY COMPANY
                                                  INCORPORATION            OR SUBSIDIARY
                                                  -------------          ----------------
ICN Canada, Limited                                   Canada                    100
Alpha Pharmaceutical, Inc.                            Panama                    100
ICN Farmaceutica, S.A. de C.V.                        Mexico                    100
Laboratorios Grossman, S.A.                           Mexico                    100
ICN Pharmaceuticals, Holland, B.V.                  Netherlands                 100
ICN Biomedicals, Inc.                                Delaware                   100
ICN Yugoslavia                                      Yugoslavia                   75(a)
ICN Pharmaceuticals Germany GmbH                      Germany                   100
ICN Pharmaceuticals Australasia Pty Ltd.             Australia                  100
ICN Biomedicals B.V.                                Netherlands                 100
ICN Iberica S.A.                                       Spain                    100
ICN Pharmaceuticals, Ltd.                               UK                      100
ICN Biomedicals, GmbH                                 Germany                   100
ICN Pharmaceuticals France S.A.                       France                    100
ICN Biomedicals S.R.L.                                 Italy                    100
ICN Biomedicals N.V.                                  Belgium                   100
ICN Oktyabr                                           Russia                     97
ICN Polypharm                                         Russia                     96
ICN Leksredstva                                       Russia                     97
ICN Hungary Company, Ltd.                             Hungary                    96
ICN Polfa Rzeszow                                     Poland                     98
AO Tomsk Chemical Pharmaceutical Plant                Russia                     90
Marbiopharm                                           Russia                     93
ICN Dutch Holdings B.V.                             Netherlands                 100
ICN Czech Republic                                  Czech Republic              100
ICN Switzerland AG                                   Switzerland                100
Draig Ltd.                                               UK                      75
Ribapharm Inc.                                      United States                80
ICN Pharmaceuticals Switzerland                      Switzerland                100
ICN International AG                                 Switzerland                100

(a) On February 6, 1999, the government of the Federal Republic of Yugoslavia seized control of ICN Yugoslavia. This action, based on a decision reached by the Ministry for Economic and Property Transformation on November 26, 1998, effectively reduced the Company's equity ownership of ICN Yugoslavia from 75% to 35%. The Company had commenced litigation in the United States District Court of the District of Columbia against the government of Yugoslavia and related agencies to recover damages and obtain injunctive relief.

* In accordance with the instructions of Item 601 of Regulation S-K, certain subsidiaries are omitted from the foregoing table.